UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42115	85-1083654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SMTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b - 2 of the Securities Exchange Act of 1934 (§240.12b - 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on November 15, 2024, SmartKem, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”), because the Company’s stockholders’ equity of $2.3 million as reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 was below the required minimum of $2.5 million, and because, as of November 15, 2024, the Company did not meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. The Letter had no immediate impact on the listing of the Company’s common stock. Pursuant to the Letter, Nasdaq gave the Company 45 calendar days, or until December 30, 2024, to submit to Nasdaq a plan to regain compliance.

On December 20, 2024, the Company completed its previously announced offering (the “Offering”), pursuant to which it issued (i) 1,449,997 registered shares of common stock and unregistered Class D warrants to purchase up to 1,449,997 shares of common stock to investors in concurrent public and private offerings and (ii) 169,784 unregistered shares of common stock, unregistered pre-funded warrants to purchase up to 930,215 shares of common stock and unregistered Class D warrants to purchase up to 1,099,999 shares of common stock to investors in a separate private placement. Total net proceeds from the Offering, after deducting placement agent fees and other expenses payable by the Company, were approximately $6.6 million.

As a result of the Offering, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity above the $2.5 million requirement and that it has regained compliance with the Minimum Stockholders’ Equity Requirement. As a result of the foregoing, Nasdaq informed the Company that it was not required to submit a plan to regain compliance.

Nasdaq will continue to monitor the Company’s ongoing compliance with the Minimum Stockholders’ Equity Requirement and, if at the time of the Company’s next periodic report, the Company does not evidence compliance, the Company may be subject to delisting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: January 8, 2025	By:	/s/ Barbra C. Keck
Barbra C. Keck
Chief Financial Officer